EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT, dated as of March 27, 2006 (this “Agreement”), is entered into by and among Wave Wireless Corporation, a Delaware corporation (the “Company”), and SDS Capital Group Spc, Ltd. (“SDS”) with reference to the following facts:

A. SDS presently is the holder of a Promissory Note in the principal amount of $4,153,649.72, dated October 1, 2005 (the “Note”). As of the date hereof, the principal amount and accrued interest due under the terms of the Note is $3,707,132.38.

B. SDS agrees to convert $1,230,475 of principal and accrued interest due to SDS by the Company on the date hereof (the “Payoff Amount”), into (i) a number of shares of the Company’s Series J Convertible Preferred Stock with an aggregate face value equal to $1,952,387 (the “Series J Shares”) and (ii) warrants to purchase a total of 7,809,548 shares of Common Stock at an exercise price of $0.12 per share (the “Exchange Warrants”). The Series J Shares will be convertible into a number of shares of Common Stock equal to the aggregate face value of the Series J Shares divided by a conversion price of $0.075 per share, or 26,031,827 shares of Common Stock.

C. SDS desires to accept the Series J Shares and the Exchange Warrants in exchange for the reduction in principal and accrued interest due under the terms of the Note, in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree hereby as follows:

1. Conversion

1.1 Conversion of Amounts Due Under Note. The Company agrees to issue to SDS, and SDS agree to accept, the Series J Shares and the Exchange Warrants, in full consideration for the payment of the Payoff Amount. The Company acknowledges and agrees that all rights, including registration rights, conferred upon any additional purchasers of Series J Preferred Stock shall be conferred upon SDS, provided, however, that SDS shall not convert more than 50% of the Series J Shares or exercise any of the Exchange Warrants issued in connection with this Agreement until such time as the Company has sufficient shares of authorized Common Stock available upon such conversion or exercise, as the case may be.

2. Delivery of Securities. Within ten (10) days after the date hereof, (a) SDS shall surrender to the Company the original Note, and (b) the Company shall deliver to SDS (i) one or more certificates evidencing the Series J Shares and the Exchange Warrants issued in the name of SDS; and (ii) a new promissory note (“New Note”) with the same terms and conditions set forth in the Note, except that such New Note shall reflect the reduction of the Payoff Amount, and the principal and accrued interest due under the terms of the New Note shall (y) be due and payable in eight quarterly installments beginning September 30, 2006; and (z) accrue interest at the rate of ten percent (10%).

3. Representations and Warranties

3.1 Representations and Warranties of the Company. The Company represents and warrants to SDS as follows:

(a) Organization; Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement. The execution and delivery by the Company of this Agreement, the performance of the Company’s obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.

(b) Binding Effect. This Agreement has been duly executed and delivered by the Company and is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(c) Validity of Shares. The Series J Shares, when issued in accordance with the terms of this Agreement, will be duly authorized by all necessary corporate action, validly issued, fully paid and non-assessable. The shares of Common Stock issuable upon conversion of the Series J Shares and upon exercise of the Exchange Warrants, when issued in accordance with the terms of the Series J Shares and the Exchange Warrants, will be duly authorized by all necessary corporate action, validly issued, fully paid and non-assessable.

3.2 Representations and Warranties of SDS. SDS represents and warrants to the Company as follows:

(a) Purchase for Own Account, Etc. SDS is acquiring the Series J Shares, the Exchange Warrants and the shares of Common Stock issuable upon conversion or exercise thereof (collectively, the “Securities”) for its own account for investment purposes only and not with a view towards the public sale or distribution thereof.

(b) Accredited Investor Status. SDS is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D.

(c) Transfer or Resale. SDS understands that (i) the Securities are considered “restricted securities,” as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the sale or resale of the Securities has not been registered under the Securities Act or any state securities laws, and the Securities may not be transferred unless (A) the transfer is made pursuant to and as set forth in an effective registration statement under the Securities Act covering the Securities, (B) SDS shall have delivered to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or (C) sold under and in compliance with Rule 144; and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws.

(d) Legends. SDS understands that the certificates evidencing the Securities may bear a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

4. Miscellaneous

4.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

4.2 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

4.3 Entire Agreement. This Agreement contains the entire understanding of SDS, the Company, their affiliates and persons acting on their behalf with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor SDS makes any representation, warranty, covenant or undertaking with respect to any such matters.

4.4 Successors and Assigns. No party to this agreement may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

4.5 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

WAVE WIRELESS CORPORATION, a Delaware corporation

By: /s/ Daniel W. Rumsey
Name: Daniel W. Rumsey
Title: Acting CEO

SDS CAPITAL GROUP SPC, LTD.

By: /s/ Steve Derby
Name: Steve Derby
Title: Managing Member